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                                                                  EXHIBIT 3.21b

                                    BYLAWS OF
                         GLOBAL IMAGING OPERATIONS, INC.

                               ARTICLE 1 - OFFICES

            Section 1.1. Registered Office. The registered office of the Corporation shall be in Wilmington, Delaware.

            Section 1.2. Corporate Office. The Corporation may have its office or offices at such place or places as the board of directors, in its discretion, may from time to time determine.

                      ARTICLE 2 - MEETINGS OF STOCKHOLDERS

            Section 2.1. Time and Place. Any meeting of the stockholders may be held at such time and such place, either within or without the State of Delaware, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice of the meeting.

            Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held on the date and at the time fixed, from time to time, by the board of directors; provided, however, that the first annual meeting shall be held within thirteen months after the organization of the Corporation, and each succeeding annual meeting shall be held within thirteen months after the last preceding annual meeting. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

            Section 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or the board of directors and shall be called by the president or secretary at the written request of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

            Section 2.4. Notices. Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the certificate of incorporation, either personally or by mail, telecopy, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by
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mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

            Section 2.5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the board of directors is required, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            Section 2.6. Voting List. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

            Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except


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as otherwise provided by statute or by the certificate of incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 2.8. Voting and Proxies. At every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern.

            Section 2.9. Waiver. Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

            Section 2.10. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent may be in counterparts and shall bear the date of signature of each stockholder who signs the consent. No such consent shall be effective to take any action unless, within sixty days following the date of the earliest signature thereon, the consent or counterparts thereof, bearing the signatures of holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present, are delivered to the Corporation by delivery to its principal place of business or to the secretary of the Corporation. Any action taken pursuant to such consent shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided in the consent. All counterparts of such consent necessary to make it effective shall be filed with the minutes


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of proceedings of the stockholders. If the action that is consented to is such as would have required the filing of a certificate under any provisions of the Delaware General Corporation Law if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in that section.

                              ARTICLE 3 - DIRECTORS

            Section 3.1. Number. The number of directors shall be one or more, as fixed from time to time by resolution of the board of directors; provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office. The initial number of directors shall be two.

            Section 3.2. Elections. Except as provided in Section 3.3 of this
Article 3, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

            Section 3.3. Vacancies. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

            Section 3.4. Meetings. The first meeting of each newly elected board of directors elected at the annual meeting of stockholders shall be held immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. The board of directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice.

            Section 3.5. Notice of Special Meetings. Special meetings may be called by the president or any two members of the board of directors. Such notice may be given to each member of the board of directors by mail by the secretary, the president, or the members of the board calling the meeting by depositing the same in the United States mail, postage prepaid, at least seven days before the meeting, addressed to the director at the last address he has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed. Notice may also be given at least twenty-four hours before the meeting in person, by telephone, or by a writing (including telecopy, prepaid telegram, telex, cablegram, radiogram, or similar writing), and such notice shall be deemed to have been given when the personal or telephone conversation occurs or when the writing is either personally delivered to the director or is delivered to such address as is stated above, as the case may be.


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            Section 3.6. Quorum. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, the certificate of incorporation, or these bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

            Section 3.7. Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

            Section 3.8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

            Section 3.9. Attendance by Telephone. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                              ARTICLE 4 - OFFICERS

            Section 4.1. Election. The Corporation shall have such officers, with such titles and duties, as the board of directors may determine by resolution, which may include a president, one or more vice presidents, a secretary, and a treasurer and one or more assistants to such officers. The officers shall in any event have such titles and duties as shall enable the Corporation to sign instruments and stock certificates complying with Sections 103(a)(2) and 158 of the Delaware General Corporation Law, and one of the officers shall have the duty to record the proceedings of the stockholders and the directors in a book to be kept for that purpose. The officers shall be elected by the board of directors; provided, however, that the president may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the board of directors or the president]. Any two or more offices may be held by the same person, except the offices of president and secretary.

            Section 4.2. Removal and Resignation. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by


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the president may be removed at any time by the board of directors or the president. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office of president, vice president, secretary, or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office may be filled by the president.

            Section 4.3. President. The president shall be chief executive officer of the Corporation and shall preside at all meetings of the stockholders and of the board of directors. Subject to the direction and control of the board of directors, he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may execute contracts, deeds, and other instruments on behalf of the Corporation as are authorized by the board of directors. He shall perform such additional functions and duties as the board of directors may from time to time prescribe.

            Section 4.4. Vice President. The vice president or, if there is more than one, the vice presidents in the order determined by the board of directors, shall be the officer or officers next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the board of directors or, in lieu of or in addition to such prescription, such as are prescribed by the president from time to time. Upon the death, absence, or disability of the president, the vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the president shall perform the duties and exercise the powers of the president.

            Section 4.5. Assistant Vice President. The assistant vice president or, if there is more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as are prescribed by the board of directors, the president, or a vice president from time to time.

            Section 4.6. Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate files and records and the preparation and filing of reports to governmental agencies (other than tax returns), have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, attest it by his signature), and perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors or the president from time to time.

            Section 4.7. Assistant Secretary. The assistant secretary or, if there is more than one, the assistant secretaries in the order determined by the board of directors or, in lieu of such determination, by the president or the secretary shall, in the absence or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, the president, or the secretary, perform the duties and exercise the powers of the secretary and shall,


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under the supervision of the secretary, perform such other duties and have such other powers as are prescribed by the board of directors, the president, or the secretary from time to time.

            Section 4.8. Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds, and other securities of the Corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the Corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of the disbursement of the funds of the Corporation and shall keep full and accurate records of the receipts and disbursements. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors and shall perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors or the president from time to time.

            Section 4.9. Assistant Treasurer. The assistant treasurer or, if there is more than one, the assistant treasurers in the order determined by the board of directors or, in lieu of such determination, by the president or the treasurer shall, in the absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, the president, or the treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as are prescribed by the board of directors, the president, or the treasurer from time to time.

            Section 4.10. Compensation. Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

                             ARTICLE 5 - COMMITTEES

            Section 5.1. Designation of Committees. The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

            Section 5.2. Committee Powers and Authority. The board of directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or


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exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these bylaws.

            Section 5.3. Committee Procedures. To the extent the board of directors does not establish other procedures for the committee, each committee shall be governed by the procedures established in Section 3.4 (except as they relate to an annual meeting of the board of directors) and Sections 3.5, 3.6, 3.7, 3.8, and 3.9 of these bylaws, as if the committee were the board of directors.

                           ARTICLE 6 - INDEMNIFICATION

            Section 6.1. Expenses for Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause .to believe that his conduct was unlawful.

            Section 6.2. Expenses for Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view


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of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

            Section 6.3. Successful Defense. To the extent that any person referred to in the preceding two sections of this Article 6 has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in such sections, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

            Section 6.4. Determination to Indemnify. Any indemnification under the first two sections of this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by a majority vote of those members of the board of directors who were not parties to such action, suit, or proceeding, even though they constitute less than a quorum, or (ii) if a majority of such disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

            Section 6.5. Expense Advances. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6.

            Section 6.6. Provisions Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 6 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the certificate of incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            Section 6.7. Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, association, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this
Article 6 and whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this
Article 6 or of the Delaware General Corporation Law or by any other applicable law.


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            Section 6.8. Surviving Corporation. The board of directors may provide by resolution that references to "the Corporation" in this Article 6 shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article 6 with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

            Section 6.9. Inurement. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

            Section 6.10. Employees and Agents. To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other-enterprise.

                                ARTICLE 7 - STOCK

            Section 7.1. Certificates. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the president or a vice president, and by the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

            Section 7.2. Facsimile Signatures. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

            Section 7.3. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order by a court of competent jurisdiction. The officers or transfer agents of


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the Corporation may, in their discretion, require a signature guaranty before making any transfer.

            Section 7.4. Lost Certificates. The board of directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

            Section 7.5. Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly provided by the laws of Delaware.

                                ARTICLE 8 - SEAL

            The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words "SEAL" and "DELAWARE," and which, when adopted, shall constitute the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

                             ARTICLE 9 - FISCAL YEAR

            The board of directors, by resolution, may adopt a fiscal year for the Corporation.

                             ARTICLE 10 - AMENDMENT

            These bylaws may at any time and from time to time be amended, altered, or repealed by the board of directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

                  Amendment to By Laws dated November 11, 1997

            WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each of Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

            WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries stockholders and boards of directors; NOW, THEREFORE, BE IT

            RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

            FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.

     GLOBAL IMAGING OPERATIONS, INC.

     RESOLVED, that the bylaws of Global Imaging Operations, Inc. are hereby amended as follows:

     Section 1 of Article II shall be replaced in its entirety with the following: "The number of directors shall be from one to ten in number, as determined by resolution of either the stockholders or the board of directors."